UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2010
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Third Floor Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On June 1, 2010, Constant Contact, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). There were 26,450,433 shares of the Company’s common stock represented in person or by proxy at the 2010 Annual Meeting, constituting 92.79% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2010 Annual Meeting. At the 2010 Annual Meeting, the Company’s stockholders voted upon the following matters:
1.	To elect Robert P. Badavas, Gail F. Goodman and William S. Kaiser as members of the Company’s board of directors to serve as class III directors for a term of three years; and

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.
     The results of the voting on each of the matters presented to the Company’s stockholders at the 2010 Annual Meeting are set forth below:

					Broker
		Votes	Votes		Non-
	Votes For	Withheld	Against	Abstentions	Votes
Proposal 1 — Election of class III directors:
Robert P. Badavas	23,953,985	84,829	—	—	2,411,619
Gail F. Goodman	23,934,529	104,285	—	—	2,411,619
William S. Kaiser	23,959,084	79,730	—	—	2,411,619
Proposal 2 — Ratification of the selection of
PricewaterhouseCoopers LLP	26,438,916	—	11,313	204	—
     The Company’s other directors, whose terms of office as directors continue after the 2010 Annual Meeting, are Thomas Anderson, Michael T. Fitzgerald, John Campbell and Daniel T.H. Nye.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: June 1, 2010	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President, General Counsel and Interim Chief Financial Officer

2